EXHIBIT 23.1



The Board of Directors
UnionBancorp, Inc.
Ottawa, Illinois


We consent to the incorporation by reference of our report dated January 24, 2003 relating to the consolidated financial statements of UnionBancorp, Inc. ("the Company") as of December 31, 2002 and for each of the three years in the period ended December 31, 2002 included in the Company's Annual Report on Form 10-K, in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on November 18, 1996.



                                       /s/ CROWE, CHIZEK AND COMPANY LLP
                                       -----------------------------------------
                                       Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 14, 2002